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                                                              Exhibit 1.A(8)(d)


               Amendment to Schedule 2 of Participation Agreement
     Among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc., and
                  Life Investors Insurance Company of America


         This Amendment is entered into by and among Life Investors Insurance Company of America (the "Company"), Oppenheimer Variable Account Funds (the "Fund"), and OppenheimerFunds, Inc. ("Adviser").

         WHEREAS, the parties hereto are parties to a Participation Agreement dated October 19, 1999; and

         WHEREAS, the parties wish to amend Schedule 2 of the Participation Agreement by adding a Portfolio.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Participation Agreement, the parties agree as follows:

         1. Amendment of Schedule 2. Schedule 2 of the Participation Agreement is hereby amended to provide as follows:

                                   SCHEDULE 2
                      Portfolios Covered by the Agreement

Oppenheimer Main Street Growth and Income Fund/VA
Oppenheimer Multiple Strategies Fund/VA
Oppenheimer Bond Fund/VA
Oppenheimer Strategic Bond Fund/VA
Oppenheimer High Income Fund/VA
Oppenheimer Main Street Small Cap Fund/VA

         2. Scope. All other provisions of the Participation Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth below.


                                    Life Investors Insurance Company Of America

Dated: 12/21/01                     By: /s/Paul Reaburn
                                       ----------------------------------------
                                    Its: Vice President

                                    Oppenheimer Variable Account Funds

Dated: 12/20/01                     By: /s/Robert G. Zack
                                       ----------------------------------------
                                    Its: Secretary

                                    OppenheimerFunds, Inc.

Dated: 12/20/01                     By: /s/Robert G. Zack
                                       ----------------------------------------
                                    Its: Senior Vice President